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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANT
     We hereby consent to the incorporation by reference in the February 14, 1995 Registration Statement on Form S-3 of our reports, dated February 11, 1994 except for Note 17 as to which the date is March 8, 1994, which appear on pages 40 and 74 of the annual report on Form 10-K of Cone Mills Corporation and subsidiaries for the year ended January 2, 1994, with respect to their consolidated financial statements and financial statement schedules. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.
                                         MCGLADREY & PULLEN, LLP
Greensboro, North Carolina
February 14, 1995
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